UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2019 (February 7, 2019)

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33805	26-0354783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

212-790-0000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.	Other Events.

As previously disclosed, on December 6, 2018, Och-Ziff Capital Management Group LLC (the “Company”) announced that the Company and certain of its subsidiaries, and Daniel S. Och, the Chairman of the Board of Directors of the Company and its largest shareholder, entered into a letter agreement dated December 5, 2018 providing for the implementation of certain transactions, as set forth in the term sheet attached thereto (the letter agreement, together with the term sheet attached thereto, each as amended on January 14, 2019, on January 31, 2019 and on February 6, 2019 to extend the date for entry into definitive agreements from January 15, 2019 to February 8, 2019 (as amended, the “Letter Agreement”)). The Letter Agreement provided for, among other things, the preparation and execution of further agreements (the “Implementing Agreements”) and other actions to implement the transactions contemplated by the Letter Agreement (collectively, the “Recapitalization”).

On February 7, 2019, the parties entered into the Implementing Agreements and consummated the Recapitalization.

The information relating to the Recapitalization required by Item 1.01, Item 2.03, Item 3.03 and Item 5.02, including a copy of the applicable Implementing Agreements, will be filed in a separate Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC (Registrant)

By:	/s/ Thomas M. Sipp

Thomas M. Sipp
Chief Financial Officer and
Executive Managing Director

February 7, 2019

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